UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) July 17, 2008
                                                          -------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-11988                 22-2365834
          --------                    -------                 ----------
(State or other jurisdiction  (Commission file number)      (I.R.S. employer
      of incorporation                                     identification no.)
       or organization)

                           5 Francis J. Clarke Circle
                                Bethel, CT 06801
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (203) 702-8480
                                 --------------
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         (e) On July 17, 2008, the Board of Directors of Escala Group, Inc. (the "Company") approved the adoption of certain bonus plans for fiscal year ended June 30, 2009 for the Company's various divisions, including its trading, coin and corporate divisions, as to which certain of the Company's executive officers are entitled to participate.

         Both the coin and trading division bonus plans provide for the creation of a bonus "pool" calculated as a percentage of the division's "pre-tax income" (as defined). The applicable percentage will vary depending on the return on equity that the division's "post-bonus annual income" (defined as pre-tax income after the accrual of bonuses) represents for that fiscal year.

         The calculation of "pre-tax income" for the division includes a specified allocation of corporate overhead expense and interest payable on loans from the corporate division to the operating division.

         A portion of the bonus payable to Greg Roberts, President and Chief Executive Officer, may, at the discretion of the Compensation Committee, be allocated to (and therefore deducted from), the coin and trading bonus pools, provided that such portions shall not exceed 25% and 15%, respectively.

         Thor Gjerdrum, Chief Financial Officer and Executive Vice President, is entitled to participate in the trading bonus pool, and the percentage payable to him shall not be less than 17.5% of that pool.

         The corporate bonus plan, as to which Mr. Roberts, Mr. Gjerdrum, Antonio Arenas, Executive Chairrman, and Carol Meltzer, Chief Administrative Officer and Executive Vice President, are entitled to participate, provides for the calculation of a bonus pool based on the consolidated pre-tax income of the Company as a whole, as follows:

     - If the 2009 fiscal year's pre-tax annual income is less than $5,000,000, then the bonus pool, if any, will be distributed at the discretion of the Compensation Committee.

     - If the 2009 fiscal year's pre-tax annual income is between $5,000,000 and $7,999,999, then the bonus pool will be equal to 15% of the pre-tax annual income.

     - If the 2009 fiscal year's pre-tax annual income is between $8,000,000 and $9,999,999, then the bonus pool will be equal to 18% of the pre-tax annual income.

     - If the 2009 fiscal year's pre-tax annual income is between $10,000,000 and $11,999,999, then the bonus pool will be equal to 20% of the pre-tax annual income.

     - If the 2009 fiscal year's pre-tax annual income is over $12,000,000, then the bonus pool will be equal to 23% of the pre-tax annual income.

         The corporate division bonus plan provides that bonuses will be distributed at the discretion of the Board (taking into account the recommendations of the Compensation Committee), with the following being "target" percentages for the respective executive officers:

         Antonio Arenas: 23%
         Thor Gjerdrum: 4%
         Carol Meltzer: 23%

         Mr. Roberts may receive a discretionary bonus from the corporate bonus plan in addition to the amounts payable to him out of the coin and trading bonus plans.

         In the event the Company's pre-tax annual income for fiscal 2009 exceeds that for fiscal year 2008, then the total bonus payable to Mr. Roberts will not be less than the bonus paid to him for fiscal year 2008 (which amount has not yet been determined.)

         All bonus plans provide that bonuses in excess of $200,000 shall be paid as follows: 90% within 60 days of fiscal year-end, and the balance upon completion of the Company's annual audit. Any adjustments to bonus payments that are required as a result of the completion of the audit shall be made within 15 business days thereafter.

         In addition, at the discretion of the Compensation Committee, 10% of the bonuses payable to senior management (including executive officers of the Company) may be paid in shares of restricted stock, valued at 85% of the fair market value of the Company's stock (based on the average closing price prior to the date of determination). The restricted stock shall vest one year from the date of issuance. (The Board may, in its discretion, award restricted stock units rather than restricted stock, on substantially the same economic terms.)

         The Board adopted similar bonus plans for its global stamps and arts and antiques divisions, as to which no executive officer is entitled to participate.

         In addition to the divisional bonus pools, the Company has also adopted a "key management bonus plan" for the year ended June 30, 2009. Under the key management bonus plan, up to 5% of the pre-tax annual income of the Company may be awarded to key management, including Mr. Arenas, Mr. Roberts, Mr. Gjerdrum and Ms. Meltzer, based on the achievement of certain specified performance goals. All awards under the key management bonus plans will be in restricted stock, valued at 85% of the fair market value of the Company's stock (based on the average closing price prior to the date of determination). The restricted stock shall vest one year from the date of issuance. (The Board may, in its discretion, award restricted stock units rather than restricted stock, on substantially the same economic terms.)

         The Board also agreed that, notwithstanding the terms of the various bonus plans and the formulas set forth therein:

         1. In no event shall the aggregate bonuses payable under the plans (excluding those required to be paid by contract) exceed $6 million without the approval of the Company's Compensation Committee;

         2. In the event the Company's actual pre-tax income is less than its budgeted pre-tax income, then the aggregate bonuses payable under the plans (excluding those required to be paid by contract) shall not exceed 33% of EBITDA. In the event the bonuses are required to be reduced in accordance with this provision, then the reduction shall be made on a pro rata basis among all of the plans.

         3. In order to qualify for a bonus under the plans, an employee must be employed by the Company on the date the payment is to made.

         On August 12, 2008, the Company entered into amendments to its employment agreements with Mr. Roberts and Ms. Meltzer. The amendment with Mr. Roberts, which is effective as of March 5, 2008, provides for his service as President and Chief Executive Officer of the Company. The amendment also provides that, as previously disclosed, Mr. Roberts is to receive a one-time cash bonus of $100,000 payable promptly following the date that the Company becomes current in its filings under the Securities Act of 1934, as amended, and provides for the payment of that bonus in the event of the termination of Mr. Roberts' employment under certain circumstances.

         The amendment with Ms. Meltzer, also dated August 12, 2008 and effective as of March 5, 2008, provides for her services as Chief Administrative Officer in addition to General Counsel and Executive Vice President, and otherwise amends certain other provisions of her employment contract.

         The above description is a summary of the amendments to the employment agreements with Mr. Roberts and Ms. Meltzer. For a complete description of the amendments, reference is made to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibits.
--------

        10.1 Amendment to Employment Agreement, dated as of August 12, 2008, between the Company and Greg Roberts.
        10.2 Amendment to Employment Agreement, dated as of August 12, 2008, between the Company and Carol Meltzer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 25, 2008

                                       ESCALA GROUP INC.



                                       By:/s/ Carol Meltzer
                                       --------------------
                                       Name:  Carol Meltzer
                                       Title: Executive Vice President and Chief
                                       Administrative Officer